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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

A123 Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 29, 2010

Dear Fellow Stockholders:

        We are pleased to invite you to our 2010 Annual Meeting of Stockholders, which will take place on Wednesday, May 26, 2010 at 9:00 a.m., Eastern Time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

        On the pages following this letter you will find the notice of our 2010 Annual Meeting of Stockholders, which lists the items of business to be considered at the Annual Meeting, and the proxy statement, which describes the items of business listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed our Annual Report to Stockholders for the year ended December 31, 2009, which contains, among other things, our audited consolidated financial statements.

        If you are a stockholder of record, we have enclosed a proxy card that enables you to vote on the matters to be considered at the meeting if you do not plan to attend in person. To vote, simply complete, sign and date your proxy card and mail it in the enclosed postage-paid envelope. If your shares are held in "street name"—that is, held for your account by a bank, brokerage firm or other intermediary—you should obtain instructions from the bank, brokerage firm or other intermediary that you must follow for your shares to be voted.

        The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will promptly cast your vote.

        Thank you for your ongoing support and continued interest in A123 Systems.

Sincerely,

David P. Vieau
 President and Chief Executive Officer

A123 SYSTEMS, INC.
Notice of Annual Meeting of Stockholders
To Be Held on Wednesday, May 26, 2010

        Notice is hereby given that the 2010 Annual Meeting of Stockholders will be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 26, 2010, at 9:00 a.m., Eastern Time, for the following purposes:

          1.     To elect the two nominees identified in the attached proxy statement as members of our board of directors to serve as class I directors for a term of three years;

          2.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

          3.     To transact other business, if any, that may properly come before the Annual Meeting of Stockholders or any adjournment of the Annual Meeting of Stockholders.

        Stockholders of record at the close of business on Thursday, April 15, 2010 are entitled to receive this notice of our Annual Meeting of Stockholders and to vote at the Annual Meeting of Stockholders and at any adjournments of such meeting. Our stock transfer books will remain open for the purchase and sale of our common stock.

        Included with this notice and the attached proxy statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2009, which contains our audited consolidated financial statements and other information of interest to our stockholders.

        Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid.

By Order of the Board of Directors,

Michael Rubino
 Secretary

April 29, 2010

A123 SYSTEMS, INC.
Arsenal on the Charles
321 Arsenal Street
Watertown, Massachusetts 02472

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on May 26, 2010

        A123 Systems, Inc., a Delaware corporation, which is referred to as "we," "us," "the company" or "A123" in this proxy statement, is sending you this proxy statement and proxy card in connection with the solicitation of proxies by our board of directors for use at our 2010 Annual Meeting of Stockholders, which will be held on Wednesday, May 26, 2010 at 9:00 a.m., Eastern Time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109. If the 2010 Annual Meeting of Stockholders is adjourned for any reason, then the proxies may be used at any adjournments of such annual meeting. You may obtain directions to the location of the 2010 Annual Meeting of Stockholders by viewing them on WilmerHale's website, www.wilmerhale.com, or by contacting the Investor Relations Department at the address and telephone number listed below.

        We are first sending the Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2009 to our stockholders on or about April 29, 2010.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to be Held on May 26, 2010:
This proxy statement and the annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com.

Our Annual Report on Form 10-K for the year ended December 31, 2009 is available on the "Investor Relations" section of our website at www.a123systems.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K, without charge, please contact:
A123 Systems, Inc.
Arsenal on the Charles
321 Arsenal Street
Watertown, Massachusetts 02472
Attention: Investor Relations Department
(617) 972-3450
ir@a123systems.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

        Certain documents referenced in this proxy statement are available on our website at www.a123systems.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At the 2010 Annual Meeting of Stockholders, stockholders will consider and vote on the following matters:

  •
  The election of the two nominees identified in this proxy statement as members of our board of directors to serve as class I directors for a term of three years;

  •
  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

  •
  The transaction of other business, if any, that may properly come before the 2010 Annual Meeting of Stockholders or any adjournment of the meeting.

Who is entitled to vote?

        To be able to vote on the above matters, you must have been a stockholder of record at the close of business on April 15, 2010, the record date for the 2010 Annual Meeting of Stockholders. The aggregate number of shares entitled to vote at this meeting is 104,288,624 shares of our common stock, which is the number of shares that were issued and outstanding as of the record date.

How many votes do I have?

        Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the 2010 Annual Meeting of Stockholders.

Is my vote important?

        Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and, if you vote by mail, please cast your vote as soon as possible.

How may I vote?

        Stockholder of record:    Shares registered in your name. If you are a stockholder of record, which means that your shares are registered in your own name, not in "street name" by a bank, brokerage firm or other intermediary, then you can vote in one of the following four ways:

  •
  You may vote by mail.  To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to Broadridge in the enclosed postage-paid envelope so that it is received prior to the 2010 Annual Meeting of Stockholders. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the proposals. Broadridge must receive your proxy card no later than May 25, 2010, the day before the Annual Meeting, for your proxy and your vote to be counted.

  •
  You may vote by phone.  To vote by phone, call 1-800-690-6903 and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

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  You may vote via the internet.  To vote via the internet, access www.proxyvote.com and follow the onscreen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card.

  •
  You may vote in person.  If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the meeting.

        Beneficial owner (shares held in "street name"):    If the shares you own are held in "street name" by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank, brokerage firm or other intermediary.

        Brokers are subject to New York Stock Exchange, or NYSE, rules. NYSE rules direct that, if you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker will be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items and your shares will be treated as "broker non-votes". "Broker non-votes" are shares that are held in "street name" by a bank, brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        Under recent changes to the NYSE rules, which affect us because they apply to brokers who hold shares of our common stock, the proposal to elect the two nominees to serve as class I directors is a non-discretionary item, which means that if you do not give instructions to your broker, your broker will not be able to vote your shares in its discretion on this proposal and your shares will be treated as "broker non-votes". We urge you to provide voting instructions to your broker so that your votes may be counted.

        The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010 is a discretionary item under NYSE rules. Accordingly, your bank, brokerage firm or other intermediary may exercise its discretionary authority with respect to this proposal if you do not provide voting instructions.

        If you wish to attend the 2010 Annual Meeting of Stockholders to personally vote your shares held in "street name," you will need to obtain a proxy card from the holder of record (i.e., your bank, brokerage firm or other intermediary).

May I change my vote after I have mailed my proxy card?

        Yes. If you are a stockholder of record, you may change your vote and revoke your earlier proxy at any time before it is exercised by taking one of the following actions:

  •
  signing and returning another proxy card with a later date;

  •
  giving our corporate secretary a written notice that you want to revoke your proxy; or

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  attending the meeting, notifying our corporate secretary that you are present and then voting in person.

Your attendance at the meeting alone will not revoke your proxy.

        If you own shares in "street name," your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing your vote.

What constitutes a quorum?

        In order for business to be conducted at the 2010 Annual Meeting of Stockholders, our bylaws require that a quorum must be present. A quorum consists of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the meeting, that is, at least 52,144,313 shares.

        Shares of our common stock present in person or represented by proxy (including shares that reflect abstentions, "broker non-votes" and votes withheld for director nominees) will be counted for the purpose of determining whether a quorum exists.

        If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

        Election of directors (Proposal 1):    The two director nominees identified in this proxy statement receiving a plurality, or the highest number, of votes cast at the Annual Meeting, regardless of whether that number represents a majority of the votes cast, will be elected.

        Ratification of the appointment of Deloitte & Touche LLP (Proposal 2):    The affirmative vote of a majority of the votes cast by the holders of all of the shares present or represented at the Annual Meeting and voting on the proposal is needed to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

How will votes be counted?

        Each share of common stock voted at the Annual Meeting will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares withholds authority in the proxy card to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the shares constitute "broker non-votes." As a result, withheld shares, abstentions and "broker non-votes" will have no effect on the outcome of voting on Proposal 1 and Proposal 2 at the Annual Meeting.

Who will count the votes?

        Broadridge will count, tabulate and certify the votes. A representative of Broadridge will serve as the inspector of elections at the Annual Meeting.

How does the board of directors recommend that I vote on the proposals?

        Our board of directors recommends that you vote:

  •
  FOR Proposal 1—to elect the two nominees identified in this proxy statement as class I director nominees; and

  •
  FOR Proposal 2—to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

        We are not aware of any other business to be conducted or matters to be voted on at the Annual Meeting. Under our bylaws, stockholders have 10 days after the mailing of this proxy statement, or until May 9, 2010, to notify us of any proposals or nominations for director to be presented for action at the Annual Meeting has passed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal with respect to the shares they have authority to vote.

Where can I find the voting results?

        We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or the SEC, within four business days after the Annual Meeting.

May I recommend a candidate for A123's board of directors?

        Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by sending a written notice to our corporate secretary at the address under "How and when may I submit a stockholder proposal for the 2011 annual meeting?" below. Our bylaws specify the information that must be included in any such notice, including the stockholder's name, address and number of shares of A123 stock held, as well as the candidate's name, age, address, principal occupation and number of shares of A123 stock. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2011 annual meeting, the stockholder must follow the procedures for stockholder proposals outlined immediately below under "How and when may I submit a stockholder proposal for the 2011 annual meeting?" You can find more detailed information on our process for selecting board members and our criteria for board nominees in "BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS—Director Nomination Process" below and in the Corporate Governance Guidelines posted on the "Investor Relations" section of our website, www.a123systems.com.

        Alternatively, our bylaws provide that stockholders may nominate director candidates for consideration at the 2011 annual meeting directly without approval of the nominating and corporate governance committee. In order to nominate candidates directly, stockholders must follow the procedures outlined in "How and when may I submit a stockholder proposal for the 2011 annual meeting?" immediately below.

How and when may I submit a stockholder proposal for the 2011 annual meeting?

        If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2011 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 30, 2010.

        If you wish to present a proposal or a proposed director candidate at the 2011 annual meeting, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to our corporate secretary at the address noted below. We must receive this required notice by February 25, 2011, but no sooner than January 26, 2011. However, if the 2011 annual meeting is held before May 6, 2011 or after July 25, 2011, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2011 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2011 annual meeting and (2) the 10th day following the date on which notice of the date of the 2011 annual meeting was mailed or public disclosure was made, whichever occurs first.

        Any proposals, notices or information about proposed director candidates should be sent to:

    A123 Systems, Inc.
    Arsenal on the Charles
    321 Arsenal Street
    Watertown, Massachusetts 02472
    Attention: Corporate Secretary

Who bears the costs of soliciting these proxies?

        We will bear the costs of soliciting proxies. We are soliciting proxies for the Annual Meeting by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

  •
  Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and personal interviews.

  •
  We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Whom should I contact if I have any questions?

        If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department at the address, telephone number or email address identified on page one of this proxy statement.

What is "householding" and how may I receive a separate copy of the proxy statement or annual report?

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our Investor Relations Department at the address, telephone number or email address identified on page one of this proxy statement. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS

Our Board of Directors

        In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three year terms. As a result, only one class of our board of directors is elected each year. The members of the classes are divided as follows:

  •
  the class I directors are Jeffrey P. McCarthy and Gilbert N. Riley, Jr., and their term expires at the 2010 Annual Meeting of Stockholders;

  •
  the class II directors are Gururaj Deshpande, Paul E. Jacobs and Mark M. Little, and their term expires at the annual meeting of stockholders to be held in 2011; and

  •
  the class III directors are Arthur L. Goldstein, Gary E. Haroian and David P. Vieau, and their term expires at the annual meeting of stockholders to be held in 2012.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

        Below is information about each member of our board of directors, including nominees for election as class I directors. This information includes each director's age as of April 15, 2010 and length of service as a director of A123, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she has served as a director for at least the past five years.

        In addition to the information presented below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that they should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service.

        There are no family relationships among any of our directors, nominees for director and executive officers.

Director Nominees for Terms Expiring in 2013 (Class I Directors)

        Gilbert N. Riley, Jr., age 47, co-founded A123 and has served as our Chief Technology Officer and Vice President of Research and as a director since October 2001. Dr. Riley holds a B.A. in Physics and Geology from Middlebury College and an M.S. and a Ph.D. in Materials Science and Engineering from Cornell University. We believe that Dr. Riley's qualifications to sit on our board of directors include his experience in technology development and commercialization, including his nine years as our Chief Technology and Vice President of Research.

        Jeffrey P. McCarthy, age 55, has served as a director since December 2001. Since December 1998, Mr. McCarthy has served as a general partner of North Bridge Venture Partners, a venture capital firm. Mr. McCarthy holds a B.S. in Business Administration from Northeastern University and an M.B.A. from Bentley College. We believe Mr. McCarthy qualifications to sit on our board of directors include his business development experience as a partner for a venture capital firm.

Directors Whose Terms Expire in 2011 (Class II Directors)

        Gururaj Deshpande, age 59, has served as a director since December 2001. Since February 1998, Dr. Deshpande has served as Chairman of the board of directors of Sycamore Networks, Inc., a telecommunications equipment manufacturer. Dr. Deshpande also serves as a director of Airvana, Inc., or Airvana, a provider of network infrastructure products. Dr. Deshpande co-founded Cascade Communications Corp., a provider of wide area network switches, and has been a member of the board of directors of Cascade since its inception and was Chairman of the board of directors of Cascade from 1996 to 1997. Dr. Deshpande holds a B.S. in Electrical Engineering from the Indian Institute of Technology, an M.E. in Electrical Engineering from the University of New Brunswick and a Ph.D. in Data Communications from Queens University. We believe that Dr. Deshpande's qualifications to sit on our board of directors include his vast experience as an entrepreneur, in the various executive management positions he has held and on the boards of directors of other public companies.

        Paul E. Jacobs, age 47, has served as a director since November 2002. Since February 2000, Dr. Jacobs has held a number of executive positions with QUALCOMM Incorporated, or Qualcomm, including Group President of the Qualcomm Wireless & Internet Group, Executive Vice President and Chief Executive Officer. Dr. Jacobs also serves as a director and as Chairman of Qualcomm. Dr. Jacobs holds a B.S. in Electrical Engineering and Computer Science, an M.S. in Electrical

Engineering and a Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley. We believe Dr. Jacobs' qualifications to sit on our board of directors include his experience as director and Chairman of a mobile communication company and his expertise in strategic leadership.

        Mark M. Little, age 57, has served as a director since April 2009. Since October 2005, Dr. Little has served as Senior Vice President and Director of GE Global Research, a division of General Electric Company, a diversified technology, media and financial services company. From February 1997 to October 2005, Dr. Little served as Vice President of the power-generation segment of GE Energy, another division of General Electric. Dr. Little holds a B.S. in Mechanical Engineering from Tufts University, an M.S. in Mechanical Engineering from Northeastern University and a Ph.D. from in Mechanical Engineering from Rensselaer Polytechnic Institute. We believe Dr. Little's qualifications to sit on our board of directors include his management experience in the industrial research and technology industries.

Directors Whose Terms Expire in 2012 (Class III Directors)

        Arthur L. Goldstein, age 74, has served as a director since February 2008. Mr. Goldstein has served as a trustee, director and/or advisor for various for-profit and non-profit organizations. From May 1991 to May 2004, Mr. Goldstein served as the Chairman of the board of directors of Ionics, Inc., or Ionics, a water treatment and purification company. From May 1971 to June 2003, Mr. Goldstein served as the President and Chief Executive Officer of Ionics. Mr. Goldstein also serves as a director of Cabot Corporation, a chemical manufacturer. From 1995 to 2008, Mr. Goldstein served as a member of the Board of Directors of State Street Corporation, a financial services company, and is a member of the National Academy of Engineering. Mr. Goldstein holds a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute, an M.S. in Chemical Engineering from the University of Delaware and an M.B.A. from Harvard Business School. We believe that Mr. Goldstein's qualifications to sit on our board of directors include his years of executive experience in the chemical manufacturing and solutions industries and his service on the boards of directors of other public companies.

        Gary E. Haroian, age 58, has served as a director since July 2006. Since December 2002, Mr. Haroian has provided consulting and advisory services to various technology companies. Mr. Haroian also serves as a director of Aspen Technology Inc., a provider of software and services to the process industries, Network Engines, Inc., a provider of server appliance software solutions, and Phase Forward Incorporated, a provider of data collection and management solutions for clinical trials and drug safety and Unica Corp, a provider of enterprise marketing management software. Until 2007, Mr. Haroian also served as a director of Authorize.net, a transaction and payment processing company, and Embarcadero, a provider of data lifecycle management software. Mr. Haroian holds a B.S. in Economics and Accounting from the University of Massachusetts, Amherst. We believe that Mr. Haroian's qualifications to sit on our board of directors include his extensive advisory experience to various emerging technology companies, his service on the boards of directors of other public companies and his financial and accounting expertise.

        David P. Vieau, age 59, has served as our President and Chief Executive Officer and as a director since March 2002. Mr. Vieau served as a director of Avocent Corporation, an information technology infrastructure management company, from 2001 to December 2009. Mr. Vieau holds a B.S. in Mechanical Engineering from Syracuse University. We believe that Mr. Vieau's qualifications to sit on our board of directors include his 30 years of experience managing high technology and component businesses, including his eight years as our Chief Executive Officer.

Director Independence

        Under Rule 5605(b)(1) of the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company's board of directors within one year of listing. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Marketplace Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        In March 2010, our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. McCarthy, Goldstein and Haroian, and Drs. Deshpande, Jacobs and Little, representing six of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Nasdaq Marketplace Rule 5605(a)(2). Our board of directors also determined that Messrs. Goldstein, Haroian and McCarthy, who comprise our audit committee, Messrs. Haroian and McCarthy and Dr. Deshpande, who comprise our compensation committee, and Mr. Goldstein and Drs. Deshpande and Jacobs, who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq Marketplace Rules. In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure and Risk Oversight

        Our board has separated the positions of chairman of the board and chief executive officer. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board's oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.

        While our board is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our audit committee focuses on financial risk, including internal controls. Our corporate governance and nominating committee focuses on the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Finally, our compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Committees of our Board of Directors

        Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. Current copies of each committee's charter are posted on the "Investor Relations" section of our website, www.a123systems.com. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Marketplace Rules and SEC rules and regulations.

Audit Committee

        The members of our audit committee are Messrs. Goldstein, Haroian and McCarthy. Mr. Haroian chairs the audit committee. Our board of directors has determined that each audit committee member satisfies the requirements for financial literacy under the current requirements of the Nasdaq Marketplace Rules. Mr. Haroian is an "audit committee financial expert," as defined by SEC rules and satisfies the financial sophistication requirements of The NASDAQ Global Market. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules, which is included below under "AUDIT-RELATED MATTERS—Audit Committee Report.".

        Our audit committee met eight times and did not act by written consent during 2009.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. For more information regarding our audit committee, see "AUDIT-RELATED MATTERS" below.

Compensation Committee

        The members of our compensation committee are Messrs. Haroian and McCarthy and Dr. Deshpande. Mr. McCarthy chairs the compensation committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

  •
  determining our chief executive officer's compensation;

  •
  reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  reviewing and making recommendations to our board of directors with respect to director compensation;

  •
  overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity incentive plans;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules; and

  •
  preparing the compensation committee report required by SEC rules, which is included below under "EXECUTIVE COMPENSATION—Compensation Committee Report."

        Our compensation committee met six times and acted by written consent one time during 2009.

Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are Drs. Deshpande and Jacobs and Mr. Goldstein. Mr. Goldstein chairs the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each board committee;

  •
  reviewing and making recommendations to our board of directors with respect to management succession planning;

  •
  developing and recommending corporate governance principles to our board of directors; and

  •
  overseeing an annual evaluation of our board of directors.

        Our nominating and corporate governance committee did not meet or act by written consent during 2009.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "—Director Nomination Process".

Board Meetings and Attendance

        Our board met eight times and acted by written consent one time during the year ended December 31, 2009. During 2009, each incumbent director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he then served, except that Dr. Little attended 71% of the board meetings held during the period that he was a director.

 Director Attendance at Annual Meeting

        Our corporate governance guidelines provide that directors are responsible for attending the Annual Meeting. We did not hold an annual meeting of stockholders in 2009.

Director Compensation

        Prior to our initial public offering, or IPO, we did not pay cash compensation to any director for his service as a director. However, we have historically reimbursed our non-employee directors for reasonable travel and other expenses incurred in connection with attending board of director and committee meetings.

        Our president and chief executive officer and our chief technology office have not received any compensation in connection with their service as directors. The compensation that we pay to our president and chief executive officer is discussed below under "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

        In August 2008, our compensation committee determined that it was advisable for us to implement new arrangements, effective upon completion of our IPO, for the compensation of directors who are not employed by us or any of our subsidiaries. In structuring compensation arrangements for non-employee directors, the compensation committee concluded that, in order for us to attract and retain high-quality directors, it was essential that we offer compensation packages competitive with those of companies of similar size, in similar industries or markets and at the same stage of maturity as our company.

        The following summarizes the terms of the compensatory arrangements with non-employee directors, which became effective upon the completion our IPO in September 2009. Each non-employee director is entitled to the following:

Annual retainer fees for service on the board of directors (for participation in up to five meetings per year):
Lead director	$35,000
Other members of the board	25,000
Additional annual retainer fees for board of director committee service:
Chair of audit committee	$10,000
Other members of audit committee (for participating in up to six meetings per year)	5,000
Chair of compensation committee	9,000
Other members of compensation committee (for participating in up to four meetings per year)	5,000
Chair of nominating and corporate governance committee	7,500
Other members of nominating and corporate governance committee (for participating in up to four meetings per year)	2,500

        A director who participates in a board of director or committee meeting in addition to the number of meetings set forth above in a given year will receive an additional $1,000 per meeting attended in person and $500 per meeting attended by telephone.

        The following table sets forth information regarding compensation earned by our non-employee directors during 2008 and 2009. Drs. Deshpande, Jacobs and Little and Mr. McCarthy have not to date received any options to purchase shares of our common stock in connection with their service on our board of directors and have waived the fees they are entitled to for serving on our board of directors and related committees during 2009.

Name	Year	Fees Earned or Paid in Cash	Option Awards ($)(1)	Total ($)
Arthur L. Goldstein(2)	2009	$10,300	$163,745	$174,045
	2008	—	$372,330	$372,330
Gary E. Haroian(3)	2009	$10,900	$163,745	$174,645

(1)
The amounts in the "Option Awards" column reflect the total grant date fair value of all awards granted during the year. The assumptions used by us with respect to the valuation of stock options awards are set forth in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2010.

(2)
Mr. Goldstein held options to purchase 100,000 and 25,000 shares of our common stock with exercise prices of $7.14 and $9.71 per shares, respectively, as of December 31, 2009.

(3)
Mr. Haroian held options to purchase 100,000 and 25,000 shares of our common stock with exercise prices of $1.25 and $9.71 per share, respectively, as of December 31, 2009.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates, includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee, the board of directors and members of senior management. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board of directors' slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee also considers diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

        When recommending to the board of directors the nominees for election as directors, our nominating and corporate governance committee shall consider candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates. Stockholders nominating director candidates must follow the procedures set forth under "INFORMATION ABOUT THE ANNUAL MEETING AND VOTING—May I recommend a candidate for A123's board of directors?" and "—How and when may I submit a stockholder proposal for the 2011 annual meeting?".

        You can find more detailed information on our process for selecting board members and our criteria for board nominees in the corporate governance guidelines posted on the "Investor Relations" section of our website, www.a123systems.com.

Communicating with our Board of Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, subject to the advice and assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board should address such communications to: Board of Directors, c/o Corporate Secretary, A123 Systems, Inc., Arsenal on the Charles, 321 Arsenal Street, Watertown, Massachusetts 02472.

Corporate Governance Materials

        Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board's business, provide that:

  •
  the board's principal responsibility is to oversee the management of A123;

  •
  a majority of the members of the board shall be independent directors;

  •
  the independent directors meet regularly in executive session;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually, the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

        We have adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on the "Investor Relations" section of our website, www.a123systems.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

        Complete copies of our corporate governance guidelines, code of business conduct and ethics and the charters for our audit, compensation and nominating and corporate governance committees are available on the "Investor Relations" section of our website, www.a123systems.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:

    A123 Systems, Inc.
    Arsenal on the Charles
    321 Arsenal Street
    Watertown, Massachusetts 02472
    Attention: Investor Relations Department

 Compensation Committee Interlocks and Insider Participation

        During 2009, the members of our compensation committee were Messrs. Haroian and McCarthy and Dr. Deshpande. Except as noted below, no member of our compensation committee is or has been a current or former officer or employee of ours or had any related person transaction involving us. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the fiscal year ended December 31, 2009.

        We have issued shares of our common stock to Dr. Deshpande and affiliates of North Bridge Venture Partners. Mr. McCarthy is a general partner of North Bridge Venture Partners. See below under the heading "—Related Person Transactions" for more information.

Executive Compensation Process

        The processes and procedures followed by our compensation committee in considering and determining executive compensation are described under "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" below.

        The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. For further information, see "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" below. Additionally, the compensation committee may delegate authority to one or more subcommittees as it deems appropriate.

Transactions with Related Persons

        Since January 1, 2009, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Stock Issuances

        In April and May 2009, we issued an aggregate of 10,862,226 shares of series F convertible preferred stock at a price of $9.20 per share for aggregate cash proceeds of $99.9 million. Upon the closing of our IPO, these shares of series F convertible preferred stock automatically converted into 10,862,226 shares of common stock. The table below sets forth the number of shares of our series F convertible preferred stock sold to our directors and 5% stockholders and their affiliates in connection with our series F convertible preferred stock financing:

Name	Shares of Series F Convertible Preferred Stock	Aggregate Purchase Price
Gururaj Deshpande	271,866	$2,500,009
Affiliates of General Electric(3)	1,631,191	15,000,008
Affiliates of North Bridge Venture Partners(1)	1,087,461	10,000,009
QUALCOMM Incorporated(2)	326,239	3,000,009

Total	3,316,757	$30,500,035

(1)
Jeffrey P. McCarthy, a member of our board of directors, is a manager of NBVM GP, LLC, the general partner of North Bridge Venture Management IV, L.P., the general partner of North Bridge Venture Partners IV-A, L.P. and North Shore Venture Partners IV-B, L.P. Arthur L. Goldstein, a member of our board of directors, is the father of James A. Goldstein, a manager of NBVM GP, LLC, the general partner of North Bridge Venture Management IV, L.P. and North Bridge Venture Partners IV-B, L.P., the general partner of North Bridge Venture Partners IV-A, L.P.

(2)
Paul E. Jacobs, a member of our board of directors, is the Chairman and Chief Executive Officer of Qualcomm.

(3)
Mark M. Little, a member of our board of directors, is the Senior Vice President and Director of GE Global Research, a division of General Electric.

General Electric Company

        In February 2008, we entered into a services agreement with General Electric and EFS-O, Inc., or EFS, a General Electric company, pursuant to which EFS is providing us with professional services to assist in the design and development of various battery packs for the transportation sector. As of December 31, 2009, we have paid $4.8 million to EFS under the services agreement. We are obligated to make additional payments to EFS in the aggregate amount of $0.4 million upon, and subject to, the achievement of certain milestones set forth the services agreement. Mark M. Little, a member of our board of directors, is the Senior Vice President and Director of GE Global Research, a division of General Electric.

Agreements with Our Stockholders

        We have entered into a seventh amended and restated investor rights agreement with certain holders of warrants and common stock, which provides (i) that certain such holders have the right to demand that we file a registration statement, subject to certain limitations, and (ii) that all such holders have the right to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Arrangements

        Please see below under "EXECUTIVE COMPENSATION—Limitation of Liability and Indemnification" for information on our indemnification arrangements with our directors and executive officers.

Executive Compensation and Employment Arrangements

        Please see below under "EXECUTIVE COMPENSATION," including " EXECUTIVE COMPENSATION—Agreements with Executives," for information on compensation arrangements with our executive officers, including option grants and agreements with executive officers.

Related Person Transaction Policy

        We have adopted a written policy providing that all "related person transactions" must be:

  •
  reported to our chief financial officer;

  •
  approved or ratified by our audit committee, which our audit committee will do only if it determines that the transaction is in, or not inconsistent with, the best interests of A123; and

  •
  if applicable, reviewed by our audit committee annually to ensure that such transaction, arrangement or relationship has been conducted in accordance with the previous approval, and that all required disclosures regarding such transaction arrangement or relationship have been made.

        Our policy provides that a "related person transaction" is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, involving an amount exceeding $120,000 in which we are a participant and in which any of our executive officers, directors or 5% stockholders, or any immediate family member of any of our executive officers, directors or 5% stockholders, has or will have a direct or indirect material interest.

AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2009. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), or SAS No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. SAS No. 61 requires our independent registered public accounting firm to discuss with the audit committee the following to the extent applicable or relevant, among other things:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management, if any, over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The audit committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has discussed with Deloitte & Touche LLP the matters disclosed in the letter and its independence with respect to A123, including a review of audit and non-audit fees and services, and concluded that Deloitte & Touche LLP is independent.

        Based on its discussions with management and Deloitte & Touche LLP, and its review of the representations and information referred to above provided by management and Deloitte & Touche LLP, the audit committee recommended to the board of directors that A123's audited consolidated financial statements be included in A123's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

        By the Audit Committee of the Board of Directors of A123 Systems, Inc.

    Gary E. Haroian, Chairman
    Arthur L. Goldstein
    Jeffrey P. McCarthy

 Auditor Fees and Services

        The following table presents the aggregate fees billed (or expected to be billed) by Deloitte & Touche LLP, our independent registered public accounting firm, for the years ended December 31, 2009 and December 31, 2008.

Type	2008	2009
Audit Fees:	$3,583,057	$2,289,667
Audit Related Fees:	—	—
Tax Fees:	389,338	507,735
All Other Fees:	—	—

Total Fees:	$3,972,395	$2,797,402

(1)
Audit Fees—This category includes the aggregate fees billed or accrued for each of the last two fiscal years for professional services rendered by the independent auditors for the audit of our annual financial statements and review of financial statements included in our Registration Statement on Form S-1 and Quarterly Report filed with the SEC or services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit Related Fees—This category includes the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are reasonably related to the performance of the audits of the financial statements and are not reported above under 'Audit Fees'.

(3)
Tax Fees—This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

(4)
All Other Fees—This category includes the aggregate fees billed in each of the last two fiscal years for products and services by the independent auditors that are not reported under 'Audit Fees', 'Audit Related Fees', or 'Tax Fees.'

Re-approval Policies and Procedures

        Before the accountant is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our audit committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our audit committee pursuant to this delegated authority is reported at the next meeting of our audit committee.

 MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

        Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have two class I directors, whose terms expire at this Annual Meeting; three class II directors, whose terms expire at our 2011 annual meeting of stockholders; and three class III directors, whose terms expire at our 2012 annual meeting of stockholders. Our board of directors currently consists of eight members.

        At this Annual Meeting, our stockholders will have an opportunity to vote for two nominees for class I directors: Jeffrey P. McCarthy and Gilbert N. Riley, Jr. Each of the nominees are currently directors of A123 and you can find more information about each of them in "BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS—Our Board of Directors" above.

        The persons named in the enclosed proxy card will vote to elect these two nominees as class I directors, unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect. If elected, each of the nominees for class I director will hold office until the 2013 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

        Our board of directors recommends a vote FOR each of the nominees.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010. Although stockholder approval of our audit committee's selection of Deloitte & Touche LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our audit committee will reconsider the selection. We expect that a representative of Deloitte & Touche LLP, which served as our independent registered public accounting firm for the year ended December 31, 2009, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.

        Our board of directors recommends a vote FOR this proposal.

EXECUTIVE OFFICERS

        Below is information about each of our current executive officers, other than Mr. Vieau, our President and Chief Executive Officer, and Dr. Riley, our Chief Technology Officer and Vice President of Research and Development, whose information is included above in "BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS—Our Board of Directors". This information includes each officer's age as of April 15, 2010, his or her position with A123, the length of time he or she has held each position and his or her business experience for at least the past five years. Our board of directors elects our officers annually, and officers serve until they resign or the board of directors terminates their position. There are no family relationships among any of our executive officers, directors and nominees for director.

        Michael Rubino, age 52, has served as our Chief Financial Officer and Vice President of Finance and Administration since August 2004. Mr. Rubino holds a B.S. in Business Administration from the University of South Carolina.

        Andrew Cole, age 45, has served as our Vice President of Human Resources and Organizational Development since August 2008. From May 2008 to August 2008, Mr. Cole served as Global Seminis Human Resources Lead at the Monsanto Company, an agricultural company. From February 2007 to February 2008, Mr. Cole served as Senior Vice President for Human Resources at The Power and Cooling Division of Schneider Electric AS, or Schneider Electric, an energy management company. Prior to this role, Mr. Cole served as the Executive Vice President for Human Resources and Organizational Development at American Power Conversion Corp., or APC, an energy management company, from April 2003 until the acquisition of APC by Schneider Electric in February 2007. Mr. Cole holds a B.A. and an M.S.M. from Regis University, Colorado.

        Louis M. Golato, age 55, has served as our Vice President of Operations since February 2006. From February 2004 to December 2005, Mr. Golato served as Wafer Fabrication and Probe Site Manager of Texas Instruments Incorporated, a semiconductor company. Mr. Golato holds a B.S. in Accounting from Bryant College.

        Robert J. Johnson, age 43, has served as our Vice President and General Manager of our Energy Solutions Group since January 2008. From February 2007 to January 2008, Mr. Johnson served as Senior Vice President, President North America of APC-MGE Systems, a business unit of Schneider Electric and a global provider of critical power and cooling services. From February 1997 to February 2007, Mr. Johnson served in various roles at American Power Conversion Corp., or APC, including President/CEO and Vice President of APC's Availability Enhancement Group. Mr. Johnson holds a Bachelor of Engineering Management degree from The Missouri University of Science and Technology.

        Jason M. Forcier, age 38, has served as our Vice President, Automotive Solutions Group since August 2009. From August 2008 to August 2009, Mr. Forcier served as Vice President & General Manager for Lear Corporation, a global supplier of automotive seating systems, electrical distribution systems and electronics. Prior to Lear, Mr. Forcier worked at Robert Bosch LLC, a supplier of automobile components, from 1997 through 2008 in various management positions in the United States and Europe. His last position at Bosch was President for North America, Automotive Electronics Division. In addition, Mr. Forcier held engineering positions at General Motors, Delphi Division. Mr. Forcier holds an MBA from the University of Michigan and a Bachelor of Mechanical Engineering from Kettering University.

EXECUTIVE COMPENSATION

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2009.

By the Compensation Committee of the Board of Directors of A123 Systems, Inc.

Jeffrey P. McCarthy, Chairman
Gururaj Deshpande
Gary E. Haroian

Compensation Discussion and Analysis

        The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our named executive officers. In making its decisions, the compensation committee considers the performance of the individual executive officers, as well as company performance, and reviews compensation data to assess the competitive market for comparable executives.

Objectives and Philosophy of our Executive Compensation Program

        The primary objectives of the compensation committee with respect to executive compensation are to:

  •
  encourage executives to achieve and exceed our strategic and financial performance targets;

  •
  focus on long-term performance by providing a significant portion of executives' compensation through programs linked to our long-term success;

  •
  attract executive talent and retain those executives who have demonstrated superior talent and performance and whose continued employment is crucial to our success and growth; and

  •
  align executives' incentives with the creation of stockholder value.

        Our compensation committee assesses the performance of A123 in part based on specific measures and targets established by the compensation committee and our board of directors. However, compensation decisions are not driven entirely by financial performance assessments. As a private company, our compensation committee reviewed compensation data and/or surveys collected from other private, venture capital-backed companies with similar revenues, and from research of pay practices at similar companies informally conducted and supplied by committee members. The committee also relied on its members' business judgment and collective experience in the technology industry.

        For executive officers other than our chief executive officer, the compensation committee seeks and considers input from our chief executive officer regarding such executive officers' responsibilities, performance and compensation. Specifically, our chief executive officer recommends base salary increases, bonus targets for the performance-based bonus, equity award levels and the short-term and long-term financial and non-financial performance goals that are used throughout our compensation plans, and advises the committee regarding the compensation program's ability to attract, retain and motivate executive talent. Our compensation committee has and exercises the ability to materially increase or decrease the compensation amounts recommended by our chief executive officer. Our chief financial officer is also involved in our executive compensation process. Our chief financial officer is responsible for providing input on the financial targets for our compensation plan and for presenting data regarding the impact of the executive compensation programs on our financials.

        Our compensation committee routinely meets in executive session, and our chief executive officer is not permitted to attend during committee discussions, or board of directors determinations, regarding his compensation.

        Our compensation committee expects, on an annual basis, to set base salaries and bonus targets for the following year, as well as to determine equity incentive awards for our executive officers. In setting annual salaries, bonuses and equity incentive awards, the compensation committee will review the individual contributions of each executive officer and the achievement of predetermined corporate performance goals.

        To achieve the objectives of executive compensation, the compensation committee evaluates our executive compensation program with the following goals:

  •
  compensation should reflect our performance as well as individual performance over the prior fiscal year and over a longer period. In the short term, compensation should reflect the extent to which goals are missed, met or exceeded, taking into consideration individual ability to influence results. In the long-term, the value delivered under equity-based programs will be driven largely by the performance of our stock price and total stockholder return;

  •
  compensation programs should be aligned with business strategies focused on long-term growth and creating value for stockholders; and

  •
  overall target compensation, which is compensation received when achieving expected results, should be in line with that of individuals holding comparable positions and producing similar results at other corporations of similar size and industry.

        In November 2008, our compensation committee retained Towers Watson & Co., or Towers Watson, as its independent compensation consultant, to advise it on all matters related to executive compensation and general compensation programs for 2009. Towers Watson provided comparative market data on compensation practices based on an analysis of comparable peer companies. Towers Watson's analysis covered the following publicly-traded companies in similar industries: Biofuel Energy, C&D Technologies, Electro Energy, Ener1, Energy Conversion Dev, Energy Recovery, First Wind Holdings, GT Solar Intl, Noble Environmental Power, Ocean Power Technologies, Orion Energy Systems, Ultralife, Valence Technology and ZBB Energy. Our compensation committee considered this group of companies to be our 2009 compensation peer group.

        Towers Watson continued to advise our compensation committee on all matters related to executive compensation and general compensation programs for 2010. Towers Watson provided comparative market data on compensation practices based on an analysis of comparable peer companies. Towers Watson's analysis covered the following publically-traded companies in the alternative energy and/or high-technology manufacturing space which have executed an initial public offering within the last ten years: Aero Vironment, Airvana, American Superconductor, Broadwind Energy, Concur, Ener1, Energy Conversion Devices, Evergreen Solar, Fuel Cell Energy, GT Solar International, iRobot, Netezza, OpenTable, Polypore International, Riverbed Technology and SolarWind Technology. Our compensation committee considered this group of companies to be our 2010 compensation peer group.

Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual cash incentive bonuses;

  •
  stock option awards;

  •
  insurance, retirement and other employee benefits; and

  •
  change-of-control benefits.

        We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our compensation committee determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

        Base Salary.    Base salary represents the payment for a satisfactory level of individual performance as long as the employee remains employed with us. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. For 2009, our compensation committee sought to continue to set our base salaries at levels that are consistent with pay ranging between the minimum and median levels of our peer group firms. Our compensation committee reviewed the data of our peer group provided by Towers Watson. Our compensation committee also reviewed data in the Radford Benchmark Survey, the Radford Executive Survey and the Radford Sales Survey, which are compilations of compensation data from public and private technology companies. These reports are available for purchase by companies such as A123 who confidentially submit data to them. Following these reviews, our compensation committee concluded that no adjustments to the 2008 base salaries were necessary.

        For 2010, our compensation committee sought to continue to set out base salaries at levels that are consistent with pay at the median levels of our peer group firms. Our compensation committee reviewed the data of our peer group provided by Towers Watson. Following these reviews, our compensation committee concluded that an adjustment to the 2009 base salaries was necessary for the 2010 fiscal year.

        The following table sets forth information regarding the base salary for fiscal 2008, 2009 and 2010 for our named executive officers:

	Fiscal 2008 Base Salary	Fiscal 209 Base Salary	Fiscal 2010 Base Salary
David P. Vieau	$300,000	$300,000	$375,000
Michael Rubino	$210,000	$210,000	$275,000
Andrew Cole	$210,000	$210,000	$245,000
Jason M. Forcier	N/A	$265,000	$265,000
Louis M. Golato	$210,000	$210,000	$275,000

        Adjustments to the base salary level may be made annually based on comparisons to survey data and evaluation of the executive's level of responsibility and experience as well as company-wide performance.

        None of our executives is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, base salaries for our executives, together with other components of compensation, are evaluated for adjustment.

        Annual Cash Incentive Bonus.    We have an annual cash incentive bonus plan for our executives. The annual cash incentive bonuses are intended to compensate for the achievement of company strategic, operational, financial and individual goals. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable executive's base salary. No bonus is paid if the aggregate attainment falls below certain minimums.

        For 2009, our executive officers, other than our chief executive officer, had a target bonus of 60% of their annual base salary and a maximum bonus opportunity of 70% of their base annual salary. Our chief executive officer had a target bonus of 100% of his annual base salary with a maximum bonus opportunity of 110% of his annual base salary. The 2009 targets for cash incentive bonuses were as follows:

  •
  16.7% of executives' target bonus was based upon our attainment of a specified revenue target for fiscal 2009. The minimum level (weighted 25% for our chief executive officer and 15% for other executive officers) of revenue required to earn a bonus was $88 million, the target revenue level (weighted 100% for our chief executive officer and 60% for other executive officers) was $110 million and the revenue level required to achieve the maximum bonus (weighted 120% for our chief executive officer and 80% for other executive officers) for this category was $132 million. For 2009, our actual revenue was $91.0 million, yielding a performance level of 21.2% for our executive officers, which was then multiplied by 16.7%, the weighting for this category, yielding a 3.54% bonus amount for this category. For our CEO, our actual revenue of $91.0 million yielded a performance level of 35.4%, which was then multiplied by the category weighting of 16.7%, yielding a 5.9% bonus amount for this category.

  •
  16.7% of executives' target bonus was based upon our attainment of a specified adjusted EBITDA target. The minimum level (weighted 25% for our chief executive officer and 15% for other executive officers) of adjusted EBITDA required to earn a bonus was $38.2 million, the target adjusted EBITDA level (weighted 100% for our chief executive officer and 80% for other executive officers) was $37 million and the adjusted EBITDA level required to achieve the maximum bonus (weighted 120% for our chief executive officer and 80% for other executive officers) for this category was $27.1 million. For 2009, our actual adjusted EBITDA was ($62.5 million), yielding a performance level of 0%, which was then multiplied by 16.7%, the weighting for this category, yielding a 0% bonus for this category for all of our executives.

  •
  16.7% of executives' target bonus was based upon a specified capital expenditure target for 2009. The minimum level (weighted 25% for our chief executive officer and 15% for other executive officers) of capital expenditure required to earn a bonus was $62 million, the target capital expenditure level (weighted 100% for our chief executive officer and 60% for other executive officers) was $56 million and the capital expenditure level required to achieve the maximum bonus (weighted 120% for our chief executive officer and 80% for our other executive officers) for this category was $45 million. For 2009, our actual capital expenditures were $44.5 million, yielding a performance level of 80% for our executive officers, which was then multiplied by 16.7%, the weighting for this category, yielding a 13.33% bonus amount for this category. For our CEO, our actual capital expenditures of $44.5 million yielded a performance level of 120%, which was then multiplied by the category weighting of 16.7%, yielding a 20% bonus amount for this category.

  •
  50% of executives' target bonus was based upon individual objectives. With respect to individual goals, the compensation committee and/or our chief executive officer rated each officer's performance on a scale from one to five; however, the committee or our CEO has discretion to adjust the average up or down to consider opportunities and/or challenges which were not anticipated at the beginning of the year. Mr. Vieau's individual objectives generally related to general oversight of the senior management team and succession planning. Mr. Rubino's individual objectives generally related to completing private financings and supporting our IPO as well as establishing the financial infrastructure for a public company. Mr. Cole's individual objectives generally related to management hiring and training. Mr. Forcier's individual objectives generally related to supporting revenue growth. Mr. Golato's individual objectives generally related to improving the operating margins of our battery packs and adding human resource capabilities needed to support operations projects. For 2009, the compensation committee assigned a score of between 1 and 5 (where 1 equaled not started and 5 equaled completed and resulted in a bonus payment at the target level of 60% or 100%, as applicable) for each objective and then determined this average score for each individual. This score was then multiplied by the maximum score of 5 and further multiplied by 30%, in the case of executives, which represented the maximum percentage an executive could earn in this category (the target 60% level multiplied by the 50% weighted amount) and 50% in the case of our chief executive officer, which represented the maximum percentage our chief executive officer could earn in this category (the target 100% level multiplied by the 50% weighted amount). For 2009, all named executive officers achieved an average score of 5, yielding a 30% bonus amount for this category for executives and a 50% bonus amount in this category for our chief executive officer.

        When the compensation committee added the results of each individual's bonus amounts to the revenue bonus amounts, the following aggregate bonuses were determined:

	Target Earned	EBITDA Target	Expenditures Target	Targets Earned	Bonus %
David P. Vieau	5.90%	0%	20.00%	50.00%	75.90%
Michael Rubino	3.54%	0%	13.33%	30.00%	46.87%
Andrew Cole	3.54%	0%	13.33%	30.00%	46.78%
Jason M. Forcier	3.54%	0%	13.33%	30.00%	46.78%
Louis M. Golato	3.54%	0%	13.33%	30.00%	46.87%

        The revenue, adjusted EBITDA, capital expenditures and individual targets used for purposes of the fiscal 2009 incentive bonus plan were established in May 2009. The contribution by each executive would be aligned with the company's short-term goals for their respective organizations, and, were set at levels that were designed to be challenging in that they require us to achieve strong revenue growth, but would be attainable if we had what we considered to be a successful year.

        In February 2010, the compensation committee also approved the 2010 target bonuses of our executive officers pursuant to our annual cash incentive bonus program. The principal elements of the fiscal 2010 executive officer incentive bonus plan are as follows:

  •
  Executive officers other than our chief executive officer have a target bonus of 60% of their annual base salary.

  •
  Our chief executive officer has a target bonus of 100% of his annual base salary.

  •
  25% of executives' target bonus is based upon our attainment of a specified revenue target for fiscal 2010, because the compensation committee believes that a critical component of the bonus plan is to achieve the company's revenue target. Achieving the revenue target will allow the company to gain market share in several emerging markets, and achieving this target will require execution by the entire management team.

  •
  25% of executives' target bonus is based upon our attainment of a specified adjusted EBITDA target, as the compensation committee believes achieving the company's loss target is important to driving the company to meet its commitments under the financial targets approved by our board of directors. Achieving this target will require execution by the entire management team.

  •
  50% of executives' target bonus is based upon individual objectives, because the committee believed it was important to allocate a significant portion of the bonus for individual contribution. Mr. Vieau's individual objectives generally relate to general oversight of senior management and succession planning. Mr. Rubino's individual objectives generally relate to establishing the financial infrastructure for a public company and developing an IT strategy. Mr. Cole's individual objectives generally relate to recruiting management and succession planning. Mr. Forcier's individual objectives generally relate to supporting revenue growth and improving gross margins. Mr. Golato's individual objectives generally relate to supporting manufacturing expansion. Our compensation committee designed the 2010 targets to require significant effort and operational success on the part of the executives and the company.

        Within each of the two company performance categories, our compensation committee will apply a multiple on a straight line basis from 20% to 100% for achievement greater than or equal to the minimum level up to the target level. Our compensation committee will apply a multiple on a straight line basis from 101% to 150% for achievement greater than the target level up to the maximum level. With respect to individual objectives, our compensation committee will assign a score between 0 and 5 for each individual objective.

        The revenue, adjusted EBITDA and individual objectives used for purpose of the fiscal year 2010 incentive bonus plan were established in February 2010. The contribution by each executive would be aligned with the company's short-term goals for their respective organizations, and, as with the targets for fiscal 2009, were set at levels that were designed to be challenging in that they require us to achieve strong revenue growth, but would be attainable if we had what we considered to be a successful year.

        As part of the annual cash incentive bonus plan the compensation committee retains the right to adjust the size of the award as it deems appropriate to account for unforeseen factors beyond management's control that affected performance. The compensation committee does not confine itself to a purely quantitative approach and retains discretion in determining awards based on its review of and assessment of results for the year. The discretionary incentive is limited to the maximum target cash bonus possible under the plan.

        Stock Options.    Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants contributes to executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. Prior to our IPO, our executives were eligible to participate in our 2001 stock incentive plan, as amended, or the 2001 Plan. Following the closing of our offering, we have continued to grant our executives and other employees stock-based awards pursuant to our 2009 stock incentive plan, or the 2009 Plan. Under the 2009 Plan, executives are eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of the compensation committee. In determining the size of equity grants to our executives, our compensation committee has historically considered our corporate performance, the applicable executive's performance and potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the executive and the vesting of such awards, the executive's position and, in the case of awards to executive officers other than our chief executive officer, the recommendation of our chief executive officer. In addition, our compensation committee considers recommendations developed by our compensation consulting firm, including information regarding comparative stock ownership and equity grants received by the executives in our compensation peer group. For 2010, our compensation committee is seeking to set long term incentive awards that are consistent with the median to 75th percentile of our peer group firms.

        We typically make an initial equity award of stock options to new executives and annual equity grants as part of our overall compensation program. All grants of options to our executives are approved by the compensation committee.

        In 2007, our compensation committee undertook a review of the equity positions of our executive officers whose performance was notable and who were more than 50% vested in their existing equity grants. As a result, following the recommendation of our compensation committee, our board of directors approved new equity awards to reestablish or provide additional incentives to certain named executive officers. In determining the equity awards for each of these executives, our board of directors considered our overall performance as a company, the applicable executive's overall performance and contribution to our overall performance as a company, the size of awards granted to other executives and senior employees, the size of the available option pool and the recommendations of management. Specifically, our compensation committee determined that Mr. Vieau's performance was a significant factor in our company achieving over 20% revenue growth and increasing the company's valuation, and that Mr. Vieau had expanded the management team and had overseen two acquisitions. As a result, in September 2007, our board of directors granted Mr. Vieau a stock option for the purchase of 450,000 shares of our common stock. Our compensation committee further determined that Mr. Rubino was primarily responsible for completing significant equity financings in 2007 and for managing two acquisitions. As a result, in September 2007, our board of directors granted Mr. Rubino a stock option for the purchase of 60,000 shares of our common stock. Additionally, the committee concluded that Mr. Golato had contributed to the expansion of our manufacturing facilities. As a result, in September 2007, our board of directors granted Mr. Golato a stock option for the purchase of 60,000 shares of our common stock.

        In January 2008, our board of directors granted a stock option to Mr. Johnson to purchase 210,000 shares of our common stock in connection with his commencement of employment. The number of shares subject to this award was recommended by our compensation committee, which considered the experience and expected contributions of Mr. Johnson. Our compensation committee also determined that this grant was consistent with equity grants made to other executive officers, as adjusted for the timing and perceived risk associated with this executive's hire. The exercise price of this option is $6.84 per share, which was the fair market value of our common stock on the date of grant.

        In May 2009, our board of directors granted a stock option to Mr. Cole to purchase 120,000 shares of our common stock in connection with his commencement of employment. The number of shares subject to this award was recommended by our compensation committee, which considered the experience and expected contributions of Mr. Cole. Our compensation committee also determined that this grant was consistent with equity grants made to other executive officers, as adjusted for the timing and perceived risk associated with this executive's hire. The exercise price of this option is $9.11 per share, which was the fair market value of our common stock on the date of the grant.

        In 2009, our compensation committee undertook a review of the equity positions of our executive officers who were significantly vested in their existing equity grants. As a result, following the recommendation of our compensation committee, our board of directors approved new equity awards to reestablish or provide additional incentives to certain named executive officers. In determining the equity awards for each of these executives, our board of directors considered our overall performance as a company, as well as the fact that none of our executive officers received a base salary increase for 2009. As a result, in June 2009, our compensation committee granted Mr. Vieau a stock option for the purchase of 150,000 shares of our common stock. Our compensation committee further granted each of Messrs. Rubino, Cole, Johnson, Golato and Dr. Riley a stock option for the purchase of 75,000 shares of our common stock. The exercise price of these June 2009 options was $9.71 per share, which was the fair market value of our common stock on the date of grant.

        In August 2009, our board of directors granted a stock option to Mr. Forcier to purchase 180,000 shares of our common stock in connection with his commencement of employment. The number of shares subject to this award was recommended by our compensation committee, which considered the experience and expected contributions of Mr. Forcier. Our compensation committee also determined that this grant was consistent with equity grants made to other executive officers, as adjusted for the timing and perceived risk associated with this executive's hire. The exercise price of this option is $10.00 per share, which was the fair market value of our common stock on the date of grant.

        At the discretion of our compensation committee, we intend to review on an annual basis new equity awards for certain of our employees and executives. In determining these awards, the compensation committee intends to consider a number of factors, including our overall performance as a company, the applicable executive's overall performance and contribution to our overall performance as a company, the applicable executive's outstanding equity awards, the size of awards granted to other executives and senior employees, the size of the available option pool and the recommendations of management.

        Our equity awards have typically taken the form of stock options. The compensation committee reviews all components of the executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives.

        Typically, the stock options we grant to our executives vest at a rate of 25% at the end of the first year and in equal quarterly installments over the succeeding three years. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

        We grant stock options at exercise prices equal to the fair market value of shares of our common stock on the date of grant as determined by our board of directors. We do not have a program, plan or practice of selecting grant dates for equity incentive awards to our executive officers in coordination with the release of material non-public information.

        We do not have any equity ownership guidelines for our executives.

        Benefits and Other Compensation.    We maintain broad-based benefits that are provided to all employees, including our 401(k), flexible spending accounts, medical, dental and vision care plans, and our life and accidental death and dismemberment insurance policies, long-term and short-term disability plans. Executive officers are eligible to participate in each of these programs on the same terms as non-executive employees. Our 401(k) plan provides for an employer match; however we do not currently provide one. We do not provide any retirement benefits separate from the 401(k).

        In particular circumstances, we sometimes award cash signing bonuses when executives first join us. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentive for an executive to join our company in a position where there is high market demand.

        We do not offer any perquisites to our executive officers.

        Severance and Change-of-Control Benefits.    We have an executive retention agreement with each of our named executive officers which provides a combination of "single trigger" and "double trigger" vesting in connection with a change of control of A123 and/or termination of employment. In other words, the change of control itself only triggers partial accelerated vesting; full acceleration of vesting of stock options occurs only if the employment of the executive is terminated after the change of control either by the executive officer for "good reason" or by us without "cause" (as those terms are defined in the applicable executive retention agreement). We believe a combination of "single trigger" and "double trigger" vesting along with severance payments maximizes stockholder value because it limits any unintended windfalls to executives in the event of a friendly change of control, while still providing executives appropriate incentives to cooperate in negotiating any change of control, including a change of control in which they believe they may lose their jobs. Under the agreement, if the employment of the named executive officer is terminated without cause by us or an acquiring entity, or with good reason by the executive, within 24 months after a change of control of A123, the executive will be entitled to payment of his base salary for 12 months and a proportionate amount of his bonus from the previous year based on the number of days he was employed in the year his employment is terminated and the continuation of his benefits for 12 months or, if earlier, until the executive receives similar benefits from another employer. The agreement also provides that if we terminate the employment of the executive without cause prior to a change of control, the executive will be entitled to payment of his base salary for six months and the continuation of his benefits for six months or, if earlier, until the executive receives similar benefits from another employer.

        See below in "—Potential Payments upon Termination or Change in Control" for a more detailed description of the executive retention agreements with our named executive officers.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other executive officers (other than our Chief Financial Officer) whose compensation is required to be disclosed to our stockholders by reason of the officers being highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Risks

        We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, our compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        Our compensation committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  •
  significant weighting towards long-term incentive compensation discourages short-term risk taking;

  •
  goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;

  •
  incentive awards are capped by our compensation committee;

  •
  equity ownership guidelines discourage excessive risk taking; and

  •
  as a product development and manufacturing business, we do not face the same level of risks associated with compensation for employees at financial services business (traders and instruments with a high degree of risk).

        Furthermore, as described above under Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our chief executive officer, our chief financial officer and each of our three other most highly compensated executive officers during 2007, 2008, and 2009. We refer to these executive officers as our "named executive officers" elsewhere in this proxy statement:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensations ($)(3)	All Other Compensation ($)(4)	Total ($)
David P. Vieau	2009	300,000	227,700	982,740	—	774	1,511,214
President, Chief Executive	2008	300,000	60,000	—	53,250	774	414,024
Officer, Director	2007	240,000	7,200	1,532,385	28,800	774	1,809,159
Michael Rubino	2009	210,000	98,427	491,370	—	414	800,211
Chief Financial Officer, Vice	2008	210,000	42,000	—	37,275	414	289,689
President of Finance and	2007	180,000	5,400	204,318	21,600	359	411,677
Administration
Andrew Cole(5)	2009	210,000	98,427	1,222,458	—	180	1,531,065
Vice President of Human	2008	87,500	17,938	—	15,750	75	121,263
Resources and Organizational
Development
Jason M. Forcier(6)	2009	104,472	49,002	1,208,034	—	68	1,361,576
Vice President, Automotive Solutions Group
Louis M. Golato	2009	210,000	98,427	491,370	—	414	800,211
Vice President of Operations	2008	210,000	43,050	—	37,800	414	291,264
	2007	175,000	5,250	204,318	21,000	345	405,913

(1)
Our compensation committee determined to pay our executive officers higher bonuses under the annual cash incentive bonus plan for performance in 2007 and 2008 than would have been paid on the basis of actual performance relative to target bonus metrics. The discretionary increases in the bonuses are reported in this column as discretionary bonuses.

(2)
The amounts in the "Option Awards" column reflect the total grant date fair value of all awards granted during the year. The assumptions used by us with respect to the valuation of stock and option awards are set forth in Note 17 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2010.

(3)
Our compensation committee determined to pay our executive officers higher bonuses under the annual cash incentive bonus plan for performance in 2007 and 2008 than would have been paid on the basis of actual performance relative to target bonus metrics. The base bonuses earned on the basis of performance relative to target bonus metrics in such years are reported in this column as non-equity incentive plan compensation.

(4)
Represents premium paid by the company for group term life insurance.

(5)
Mr. Cole joined us in 2008. The salary reflected for Mr. Cole represents actual salary earned from employment with us in 2008, which was based on an annual salary of $210,000.

(6)
Mr. Forcier joined us in 2009. The salary reflected for Mr. Forcier represents actual salary earned from employment with us in 2009, which was based on an annual salary of $265,000.

 Grants of Plan-Based Awards

        The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2009 to our named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
					Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David P. Vieau	6/25/2009	—	300,000	330,000	—	—	—
	6/25/2009	—	—	—	150,000	9.71	982,740
Michael Rubino	6/25/2009	—	126,000	147,000	—	—	—
	6/25/2009	—	—	—	75,000	9.71	491,370
Andrew Cole	6/25/2009	—	126,000	147,000	—	—	—
	5/20/2009	—	—	—	120,000	9.11	731,088
	6/25/2009	—	—	—	75,000	9.71	491,370
Jason M. Forcier	6/25/2009	—	159,000	185,000	—	—	—
	8/31/2009	—	—	—	180,000	10.00	1,208,034
Louis M. Golato	6/25/2009	—	126,000	147,000	—	—	—
	6/25/2009	—	—	—	75,000	9.71	491,370

(1)
Represents threshold, target and maximum payout levels under the annual cash incentive bonus plan for 2009 performance. The actual payout with respect to each named executive officer is shown in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation." Additional information regarding the design of the annual cash incentive bonus plan, including a description of the performance-based conditions applicable to 2009 awards, is described above in "—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Annual Cash Incentive Bonus."

(2)
Grants vest as to 25% of the original number of shares on the first anniversary of the vesting commencement date as to an additional 6.25% of the original number of shares at the end of each three-month period following the first anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to acceleration upon a change in control of our company, and termination of employment following a change in control, as further described below in "—Potential Payments upon Termination or Change in Control."

(3)
For a discussion of our methodology for determining the fair value of our common stock, see the "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Estimates" section of our Annual Report on Form 10-K filed with the SEC on March 15, 2010.

(4)
Represents the grant date fair value of the award determined in accordance with GAAP, assuming no forfeitures. Valuation of these options is based on the aggregate dollar amount of share based compensation recognized for financial statement reporting purposes computed in accordance with GAAP over the term of these options, excluding the impact of estimated forfeitures related to service-based vesting conditions (which, with respect to the named executive officers, were none). The assumptions used by us with respect to the valuation of stock and option awards are set forth in Note 17 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2010.

 Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information regarding outstanding equity awards held as of December 31, 2009 by our named executive officers.

Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David P. Vieau	4/1/2005	229,850	—	0.21	8/25/2015
	1/1/2008	196,875	253,125	5.49	9/17/2017
	6/25/2009	—	150,000	9.71	6/25/2019
Michael Rubino	8/26/2004	175,000	—	0.21	8/26/2014
	7/26/2006	36,563	8,437	2.3	12/21/2016
	1/1/2008	26,250	33,750	5.49	9/17/2017
	6/25/2009	—	75,000	9.71	6/25/2019
Andrew Cole	8/1/2008	37,500	82,500	9.11	5/20/2019
	6/25/2009	—	75,000	9.71	6/25/2019
Jason M. Forcier	8/10/2009	—	180,000	10.00	8/31/2019
Louis M. Golato	2/9/2006	140,625	9,375	0.73	2/9/2016
	1/1/2008	26,250	33,750	5.49	9/17/2017
	6/25/2009	—	75,000	9.71	6/25/2019

(1)
All options held by our named executive officers vest as to 25% of the original number of shares on the first anniversary of the vesting commencement date, which is a date fixed by our board of directors when granting options, and as to an additional 6.25% of the original number of shares at the end of each three-month period following the first anniversary of the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to acceleration upon a change in control of our company and termination of employment following a change in control, as further described below in the "—Potential Payments upon Termination or Change in Control" section of this proxy statement.

Potential Payments upon Termination or Change in Control

        In August 2009, we entered into a retention agreement with each of our named executive officers. Each agreement expires on December 31, 2012 and thereafter will automatically extend for additional one-year periods unless we give the executive written notice of the termination of the agreement at least 90 days prior to the end of the term or any extension of the term. The agreement provides for acceleration of vesting of 50% of the then unvested number of the executive's stock awards in the event of a change of control of A123. In addition, if the employment of any named executive officer is terminated without cause by us or an acquiring entity, or with good reason by the executive, within 24 months after a change of control of A123, the executive's remaining unvested stock awards will fully vest and the executive will be entitled to payment of his base salary for 12 months and a proportionate amount of his bonus from the previous year based on the number of days he was employed in the year his employment is terminated and the continuation of his benefits for 12 months or, if earlier, until the executive receives similar benefits from another employer.

        For these purposes, "change of control" means the consummation of the following: (a) the sale, transfer or other disposition of substantially all of our assets to a third party, (b) a merger or consolidation of our company with a third party or (c) a transfer of more than 50% of the outstanding voting equity of our company to a third party (other than in a financing transaction involving the additional issuance of our securities); "cause" means a good faith finding by our board of directors (a) of the failure of the executive to perform his reasonably assigned material duties, (b) that the executive has engaged in gross negligence or willful misconduct, which gross negligence or willful misconduct has or is expected to have a material detrimental effect on us, (c) of a breach by the executive of any invention and non-disclosure agreement, non-competition and non-solicitation agreement or similar agreement with us, which breach is not cured after reasonable notice thereof, (d) that the executive has engaged in fraud, embezzlement or other material dishonesty or (e) that the executive has engaged in any conduct which would constitute grounds for termination for violation of our policies in effect at that time; and "good reason" means without the executive's written consent, (a) the assignment to the executive of duties that involve less authority and responsibility for the executive and are materially inconsistent with the executive's position, authority or responsibilities in effect prior to the change in control of A123, (b) the relocation of the executive's primary place of business to a location that results in an increase in the executive's daily one way commute of at least 30 miles, (c) the reduction of the executive's annual base salary, other than in connection with, and substantially proportionate to, reductions by A123 of the annual base salary of more than 75% of our employees, or (d) the failure by us to obtain the agreement from any entity that acquires us to assume and agree to perform our obligations included in the executive retention agreement.

        The agreements also provide that if we terminate the employment of the executive without cause prior to a change of control of A123, the executive will be entitled to payment of his base salary for six months and the continuation of his benefits for six months or, if earlier, until the executive receives similar benefits from another employer.

        The table below sets forth the benefits potentially payable to each named executive officer in the event of (a) a change of control of our company and (b) the termination of the named executive officer's employment without cause after the change of control.

	Value of Additional Vested Option Awards
			Severance Payments Upon Employment Termination After Change of Control ($)(3)	Other Benefits Upon Employment Termination After Change of Control ($)(4)
Name	Upon Change of Control ($)(1)	Upon Employment Termination After Change of Control ($)(2)			Total ($)
David P. Vieau	3,099,984	3,099,984	413,250	15,000	6,628,218
Michael Rubino	848,367	848,367	289,275	15,000	2,001,009
Andrew Cole	1,027,238	1,027,238	243,688	15,000	2,313,164
Jason M. Forcier	1,119,600	1,119,600	265,000	15,000	2,519,200
Louis M. Golato	865,172	865,172	290,850	15,000	2,036,194

(1)
This amount is equal to (a) the number of option shares that would vest as a direct result of the change of control, assuming a December 31, 2009 change of control, multiplied by (b) the excess of $22.44, which represents the closing price of our common stock as of December 31, 2009, over the exercise price of the option.

(2)
This amount is equal to (a) the number of additional option shares (beyond those vesting solely as a result of a change of control) that would vest as a direct result of employment termination without cause following a change of control, assuming a December 31, 2009 change of control and employment termination, multiplied by (b) the excess of $22.44, which represents the closing price of our common stock as of December 31, 2009, over the exercise price of the option.

(3)
This amount is equal to 12 months of base salary, based on the officer's salary on December 31, 2009, and a full year bonus, based on the bonus paid to the officer for performance in 2008.

(4)
This amount is equal to the cost to us of providing medical, dental, and group term life insurance for 12 months.

Agreements with Executives

        We do not have formal employment agreements with any of our named executive officers. The initial compensation of each named executive officer was set forth in an offer letter that we executed with him at the time his employment with us commenced. Each offer letter provides that the named executive officer's employment is at will. In addition, we have an executive retention agreement with each of our named executive officers.

        As a condition to their employment, our named executive officers entered into non-competition, non-solicitation agreements and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to compete with us or to solicit our employees during his employment and for a period of twelve months after the termination of his employment and (ii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his employment.

        See above in "—Potential Payments upon Termination or Change in Control" for a description of the executive retention agreements with our named executive officers.

Stock Option and Other Compensation Plans

2001 Stock Incentive Plan

        The 2001 Plan was adopted by our board of directors and approved by our stockholders in December 2001. A maximum of 13,700,000 shares of common stock are authorized for issuance under the 2001 Plan.

        The 2001 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock and other stock-based awards. Our officers, employees, consultants, advisors and directors, and those of any subsidiaries, are eligible to receive awards under the 2001 Plan; however, incentive stock options may only be granted to our employees. In accordance with the terms of the 2001 Plan, our board of directors administers the 2001 Plan and our board of directors has delegated authority to our compensation committee to select the recipients of awards and to determine:

  •
  the number of shares of common stock covered by options and the dates upon which those options become exercisable;

  •
  the exercise prices of options;

  •
  the duration of options;

  •
  the methods of payment of the exercise price; and

  •
  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of those awards, including the conditions for repurchase, issue price and repurchase price.

        Pursuant to the terms of the 2001 Plan, in the event of a reorganization event, our board of directors shall have the discretion to provide for any or all of the following: (a) the acceleration of vesting or the termination of our repurchase rights of any or all of the outstanding awards, (b) the assumption or substitution of all awards by the acquitting or succeeding entity, (c) the termination of all awards that remain outstanding at the time of the merger or other reorganization event, or (d) the payment of cash for the surrender of the awards.

        As of December 31, 2009, there were options to purchase an aggregate of 10,310,711 shares of common stock outstanding under the 2001 Plan at a weighted average exercise price of $5.53 per share, and an aggregate of 2,940,579 shares of common stock issued upon the exercise of options granted under the 2001 Plan, and 1,885,206 shares of common stock originally issued as restricted stock awards under the 2001 Plan. After the effective date of the 2009 Plan, described below, no further stock options or other awards were available to be granted under the 2001 Plan; however, any shares of common stock reserved for issuance under the 2001 Plan that were available for issuance and any shares of common stock subject to awards under the 2001 Plan that expire, terminate, or are otherwise surrendered, canceled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued are being rolled into the 2009 Plan up to a specified number of shares.

2009 Stock Incentive Plan

        Our 2009 Plan, which became effective upon the closing of our IPO, was adopted by our board of directors on August 17, 2009 and approved by our stockholders on September 8, 2009. The 2009 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards. As of December 31, 2009, there were options to purchase an aggregate of 329,250 shares of common stock outstanding under the 2009 Plan at a weighted average exercise price of $20.11 per share. As of December 31, 2009, there were 3,049,542 shares of our common stock reserved for issuance under the 2009 Plan, plus the number of shares of our common stock subject to awards granted under the 2001 Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, up to a certain limit.

        In addition, our 2009 Plan contains an "evergreen" provision that allows for an annual increase in the number of shares available for issuance under our 2009 stock incentive plan on the first day of each fiscal year beginning in fiscal year 2010 and ending on the second day of fiscal year 2012. The annual increase in the number of shares shall be equal to the lowest of:

  •
  5,000,000 shares

  •
  5% of the aggregate number of shares of common stock outstanding on the first day of the fiscal year; and

  •
  an amount determined by our board of directors.

Pursuant to the "evergreen" provision, the number of shares available for issuance under our 2009 Plan increased by 5,000,000 shares, from 3,049,542 to 8,049,542, on January 1, 2010.

        Our employees, officers, directors, consultants and advisors are eligible to receive awards under our 2009 Plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of our common stock with respect to which awards may be granted to any participant under the plan is 1,000,000 per calendar year.

        In accordance with the terms of the 2009 Plan, our board of directors has authorized our compensation committee to administer the 2009 Plan. Pursuant to the terms of the 2009 Plan, our compensation committee will select the recipients of awards and determine:

  •
  the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

  •
  the exercise price of options;

  •
  the duration of the options; and

  •
  the number of shares of our common stock subject to any restricted stock or other stock based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        If our board of directors delegates authority to an executive officer to grant awards under the 2009 Plan, the executive officer has the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may make.

        Upon a merger or other reorganization event, our board of directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2009 Plan, as to some or all outstanding awards (except restricted stock awards):

  •
  provide that outstanding awards shall be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant, provide that the participant's unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;

  •
  in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants equal to the excess, if any, of the acquisition price times the number of shares of our common stock subject to such outstanding awards (to the extent then exercisable at prices not in excess of the acquisition price), over the aggregate exercise price of all such outstanding awards and any applicable tax withholdings, in exchange for the termination of such awards; and

  •
  provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

        Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

        No award may be granted under the 2009 Plan on or after August 16, 2019. Our board of directors may amend, suspend or terminate the 2009 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

401(k) Plan

        We maintain a deferred savings retirement plan for our U.S. employees. The deferred savings retirement plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code. Contributions to the deferred savings retirement plan are not taxable to employees until withdrawn from the plan. The deferred savings retirement plan provides that each participant may contribute his or her pre-tax compensation (up to a statutory limit, which is $16,500 in 2010). For employees 50 years of age or older, an additional catch-up contribution of $5,500 is allowable. In 2010, the statutory limit for those who qualify for catch-up contributions is $22,000. Under the plan, each employee is fully vested in his or her deferred salary contributions. The deferred savings retirement plan also permits us to make additional discretionary contributions, subject to established limits and a vesting schedule.

Limitation of Liability and Indemnification

        Our certificate of incorporation, which, limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

        In addition, our certificate of incorporation, provides that we must indemnify our directors and officers and we must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

        We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

        Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Rule 10b5-1 Sales Plans

        Some of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2009:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	10,639,961	$5.98	3,049,542	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	10,639,961	$5.98	3,049,542	(2)

(1)
Consists of the 2001 Plan and the 2009 Plan.

(2)
All securities remaining available for future issuance are under the 2009 Plan. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2009, shares under the 2009 Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. Under the 2009 Plan, the number of shares issuable was automatically increased by 5,000,000 shares of common stock on January 1, 2010 and will automatically be increased on January 1, 2011 and 2012 by an amount equal to the lowest of (1) 5,000,000 shares of common stock, (2) 5% of the aggregate number of shares of common stock outstanding on such date and (3) an amount determined by our board of directors. The number of shares available under the 2009 Plan was further increased, after December 31, 2009, by an additional 121,208 shares of common stock subject to awards granted under the 2001 Plan which expired, terminated or were otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; no additional shares from the 2001 Plan will be added to the 2009 Plan.

STOCK OWNERSHIP

        The following table sets forth, as of April 15, 2010, the total number of shares owned beneficially by each of our directors, and named executive officers, individually, all of our directors and executive officers as a group, and the present owners of 5% or more of our total outstanding shares.

        The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In addition, these rules provide than an individual or entity beneficially owns any shares issuable upon the exercise of stock options or warrants held by such person or entity that were exercisable on April 15, 2010 or within 60 days after April 15, 2010; and any reference in the footnotes to this table to stock options or warrants refers only to such options or warrants. In computing the percentage ownership of each individual and entity, the number of outstanding shares of common stock includes, in addition to the 104,288,624 shares outstanding as of April 15, 2010, any shares subject to options or warrants held by that individual or entity that were exercisable on or within 60 days after April 15, 2010. These shares are not considered outstanding, however, for the purpose of computing the percentage ownership of any other stockholder. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o A123 Systems, Inc., Arsenal on the Charles, 321 Arsenal Street, 3rd Floor, Watertown, MA 02472.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percentage
5% Stockholders
Entities affiliated with North Bridge Venture Partners	8,859,619	(1)	8.5%
950 Winter Street, Suite 4600
Waltham, MA 02451
Entities affiliated with General Electric Company	8,273,022	(2)	7.9%
210 Merritt 7
Norwalk, CT 06856
Gururaj Deshpande	7,017,629	(3)	6.7%
QUALCOMM Incorporated	5,351,864		5.1%
5775 Morehouse Drive
San Diego, CA 92121
Directors and Named Executive Officers
David P. Vieau	1,470,381	(4)	1.4%
Michael Rubino	245,938	(5)	*
Andrew Cole	52,500	(6)	*
Jason M. Forcier	—		—
Louis M. Golato	183,750	(7)	*
Gururaj Deshpande	7,017,629	(3)	6.7%
Arthur L. Goldstein	60,938	(8)	*
Gary E. Haroian	98,438	(9)	*
Paul E. Jacobs	5,351,864	(10)	5.1%
Jeffrey P. McCarthy	8,859,619	(11)	8.5%
Mark M. Little	—		—
Gilbert N. Riley, Jr.	1,484,800	(12)	1.4%
All of our directors and officers as a group (13 persons)	24,955,090	(13)	23.6%

*
Represents a beneficial interest of less than 1% of our outstanding common stock.

(1)
Consists of (a) 2,470,806 shares of common stock held by North Bridge Venture Partners IV-A, L.P., (b) 1,172,886 shares of common stock held by North Bridge Venture Partners IV-B, L.P., (c) 3,499,868 shares of common stock held by North Bridge Venture Partners V-A, L.P. and (d) 1,716,059 shares of common stock held by North Bridge Venture Partners V-B, L.P. North Bridge Venture Management IV, L.P. is the sole General Partner of North Bridge Venture Partners IV-A, L.P. and North Bridge Venture Partners IV-B, L.P. North Bridge Venture Management V, L.P. is the sole General Partner of North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P. NBVM GP, LLC, as the sole General Partner of North Bridge Venture Management IV, L.P., has ultimate voting and investment power of the shares held of record by North Bridge Venture Partners IV-A, L.P. and North Bridge Venture Partners IV-B, L.P., and as the sole General Partner of North Bridge Venture Management V, L.P., has ultimate voting and investment power of the shares held of record by North Bridge Venture Partners V-A, L.P. and North Bridge Venture Partners V-B, L.P. Jeffrey P. McCarthy, a member of our board of directors, is a managing member of NBVM GP, LLC. Voting and investment power over such shares are vested in the founding managers of NBVM GP, LLC, Edward T. Anderson and Richard A. D'Amore. Mr. McCarthy disclaims beneficial ownership over such shares.

(2)
Consists of (a) 900,277 shares of common stock held by GPSF Securities, Inc., (b) 800,945 shares of common stock held by GE Capital CFE, Inc., (c) 6,512,034 shares of common stock held by GE Capital Equity Investments, Inc. and (d) 59,766 shares of common stock held by Heller Financial Leasing, Inc. Each entity exercises voting and investment power over the shares held by it. General Electric Company, a publicly-traded corporation, is the parent company of GPSF Securities, Inc., GE Capital CFE, Inc., GE Capital Equity Investments, Inc. and Heller Financial Leasing, Inc.

(3)
Consists of (a) 138,607 shares of common stock held by Dr. Deshpande and (b) 6,879,022 shares of common stock held by Sparta Group MA LLC Series 6. Dr. and Mrs. Deshpande are managers of Sparta Group MA LLC Series 6 and may be deemed to have beneficial ownership over such shares.

(4)
Consists of (a) 987,405 shares of common stock held directly by Mr. Vieau and (b) 482,976 shares of common stock issuable upon exercise of stock options. Mr. Vieau is a member of our board of directors and our President and Chief Executive Officer.

(5)
Consists of 245,938 shares of common stock issuable upon exercise of stock options.

(6)
Consists of 52,500 shares of common stock issuable upon exercise of stock options.

(7)
Consists of 183,750 shares of common stock issuable upon the exercise of stock options.

(8)
Consists of 60,938 shares of common stock issuable upon exercise of stock options.

(9)
Consists of 98,438 shares of common stock issuable upon exercise of stock options.

(10)
Consists of 5,351,864 shares held by Qualcomm, of which Dr. Jacobs is the Chairman and chief executive officer. Dr. Jacobs may be deemed to have voting and investment power, but disclaims beneficial ownership over such shares.

(11)
Consists of shares held by entities affiliated with North Bridge Venture Partners, the ultimate general partner of which is NBVM GP, LLC. Mr. McCarthy, a member of our board of directors, is a manager of NBVM GP, LLC. Voting and investment power over such shares are vested in the founding managers of NBVM GP, LLC, Edward T. Anderson and Richard A. D'Amore. Mr. McCarthy disclaims beneficial ownership over such shares.

(12)
Consists of (a) 374,681 shares of common stock held directly by Dr. Riley, (b) 753,705 shares of common stock held by The Yusun Kim Riley Revocable Trust and (c) 356,414 shares of common stock issuable upon exercise of stock options. Dr. Riley and his wife are the trustees of The Yusun Kim Riley Revocable Trust. Dr. Riley, a member of our board of directors, is our Vice President of Research & Development and Chief Technology Officer.

(13)
Consists of an aggregate of (a) 23,406,013 shares of common stock and (b) 1,549,077 shares of common stock issuable upon exercise of stock options.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons or written representations from such persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2009.

* * *

        The board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

David P. Vieau
 President and Chief Executive Officer

April 29, 2010

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000066175_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Gilbert N. Riley, Jr. 02 Jeffrey P. McCarthy A123 SYSTEMS INC 321 ARSENAL STREET WATERTOWN, MA 02472 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal (s): For Against Abstain 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000066175_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com . A123 SYSTEMS, INC Annual Meeting of Stockholders May 26, 2010 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) David P. Vieau and Michael Rubino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of A123 SYSTEMS, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM EST on May 26, 2010, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side